As filed with the Securities and Exchange Commission on April 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0414014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Allison Way

Indianapolis, IN 46222

(317) 242-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric C. Scroggins

Vice President — General Counsel and Secretary

Allison Transmission Holdings, Inc.

One Allison Way

Indianapolis, IN 46222

(317) 242-5000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan, Esq.

Jason M. Licht, Esq.

Latham & Watkins LLP

555 11th Street, NW

Washington, DC 20004

(202) 637-2200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	(1)	(2)

(1)	An unspecified number of securities is being registered as may from time to time be offered at unspecified prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Allison Transmission Holdings, Inc.

Common Stock

The selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus. Information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement.

Selling stockholders that are affiliates of Allison Transmission Holdings, Inc. may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ALSN.” On April 12, 2013, the last reported sale price of our common stock on the NYSE was $23.79 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell common stock in one or more offerings. Each time that the selling stockholders sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise noted in this prospectus, the term “Allison Holdings” means Allison Transmission Holdings, Inc. When we refer to “Allison,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Allison Transmission Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified.

CERTAIN TRADEMARKS

This prospectus includes trademarks, such as Allison Transmission and ReTran, which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://ir.allisontransmission.com. We have included our website address throughout this filing as textual references only. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report, the Report of the Audit Committee and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2013.

•	Our Current Reports on Form 8-K, filed with the SEC on February 6, 2013 and February 14, 2013.

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 12, 2012 (File No. 001-35456) and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus on the SEC’s website at www.sec.gov or request a copy of any or all of the documents referred to above which have been incorporated by reference (other than exhibits, unless they are specifically incorporated by reference in the documents) at no cost to the requester by writing or telephoning us at the following address:

Allison Transmission Holdings, Inc.

One Allison Way

Indianapolis, IN 46222

(317) 242-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses. Allison transmissions are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (primarily school and transit), motorhomes, off-highway vehicles and equipment (primarily energy and mining) and defense vehicles (wheeled and tracked). We estimate that globally, in 2012, we sold approximately 62% of all fully-automatic transmissions for medium- and heavy-duty on-highway commercial vehicle applications, and we believe we are well-positioned to capitalize on attractive growth opportunities. We believe the Allison brand is one of the most recognized in our industry as a result of the performance, reliability and fuel efficiency of our transmissions and is associated with high quality, durability, vocational value, technological leadership and superior customer service. We believe our brand helps us maintain our leading market position and price our products commensurate with the value provided to the end user.

We introduced the world’s first fully-automatic transmission for commercial vehicles over 60 years ago. Since that time, we have driven the trend in North America and Western Europe towards increasing automaticity by targeting a diverse range of commercial vehicle vocations. As compared to manual transmissions and automated manual transmissions (“AMTs”), we believe the superior performance attributes of our fully-automatic transmissions in vocations with a high degree of “start and stop” activity, as well as in urban environments, include lower maintenance costs, reduced vehicle downtime, ease of operation, increased safety and improved driver and passenger comfort. We believe our transmissions offer increased fuel efficiency and faster acceleration, resulting in lower operating costs and increased productivity when they are used in vehicles with duty cycles that require a high degree of “start and stop” activity. As a result of these attributes, our fully-automatic transmissions are the standard or exclusive transmission offered in the powertrain configuration of certain types of vehicles in North America, including school buses, fire and emergency vehicles, medium- and heavy-tactical U.S. defense vehicles and certain mining trucks. In applications where our transmission is offered as an alternative to a manual transmission or an AMT, such as distribution and refuse trucks, we believe end users frequently specify an “Allison” transmission when ordering a commercial vehicle, which can create pull-through demand for our products to our original equipment manufacturer customers. Our transmissions are also commonly used in various oil and natural gas drilling and extraction equipment where we believe our products’ performance, reliability, equipment uptime and ease of operation are critical to end users.

Allison transmissions are optimized for the unique performance requirements of end users, which typically vary by vocation. Our products are highly engineered, requiring advanced manufacturing processes, and employ complex software algorithms for our transmission controls to maximize end user performance. We have developed over 100 different models that are used in more than 2,500 different vehicle configurations and are compatible with more than 500 combinations of engine brands, models and ratings (including diesel, gasoline, natural gas and other alternative fuels). In 2012, over 8,000 unique Allison-developed calibrations were used with our transmission control modules. We believe our scale, experience and culture of innovation reinforce our leading market position and provide us with a competitive advantage.

Based on our market leadership, history of innovation, brand recognition and global presence, we believe we are well-positioned to capitalize on attractive growth opportunities globally. Our core North American on-highway market, which we define as Class 4-7 trucks, Class 8 straight trucks, buses (school, conventional transit, shuttle and coach) and motorhomes, is poised for continued recovery. According to America’s Commercial Transportation Research, on-highway commercial vehicle production in North America (excluding transit and coach bus, and motorhome) is anticipated to experience a CAGR of 7% from 2012 to 2015, representing increases of 3%, 14% and 4% from 2012 to 2013, 2013 to 2014 and 2014 to 2015, respectively, although we cannot give assurance that such growth rates will materialize. In addition, we believe markets outside North America represent a major growth opportunity for us, as we estimate less than 5% of the medium- and heavy-duty commercial vehicles sold outside North America in 2012 were equipped with fully-automatic transmissions, as compared to 74% in our core North American market as defined above. We intend to drive the rate of adoption of fully-automatic transmissions in commercial vehicles globally by pursuing the same vocational strategy we employ in North America, though we cannot provide assurances that our business strategies will be successful or that fully-automatic transmissions will be increasingly adopted outside North America. Our anticipated growth outside of North America will be facilitated by our established international operations and customer relationships. For example, we are the leading provider of fully-automatic transmissions for medium- and heavy-duty commercial vehicles in China with a substantial installed base of over 45,000 Allison transmissions. In addition, in response to the evolving global focus on fuel consumption, we are developing new products to improve fuel efficiency without compromising performance.

We were formerly known as Allison Transmission (the “Predecessor”), an operating unit of General Motors Corporation, which, in the course of its bankruptcy proceeding was renamed Motors Liquidation Company (“Old GM”). On August 7, 2007, substantially all of the assets and liabilities of the Predecessor were acquired by us, under an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated June 28, 2007 and entered into between Clutch Operating Company, Inc., a Delaware corporation owned by investment funds affiliated with The Carlyle Group (“Carlyle”) and Onex Corporation (“Onex” and together with Carlyle, the “Sponsors”), and Old GM, the direct parent of the Predecessor, pursuant to which we acquired certain equity interests of, and certain assets and liabilities held by, direct and indirect operating subsidiaries of Old GM (the “Acquisition Transaction”). After completion of the Acquisition Transaction, Clutch Holdings, Inc., changed its name to Allison Transmission Holdings, Inc. and Clutch Operating Company, Inc. changed its name to Allison Transmission, Inc. (“ATI”).

On July 10, 2009, General Motors Company (“GM”) emerged from bankruptcy. On August 3, 2009, we finalized an agreement with GM pursuant to which GM assumed certain contracts and agreements between us and Old GM, including among others, the Asset Purchase Agreement, certain intellectual property and software license agreements, lease agreements, engineering services agreements, proving grounds use agreements, an employee matters agreement, a contract manufacturing agreement and a hybrid co-branding agreement. GM also assumed certain other commercial contracts, arrangements and purchase orders with us in connection with conducting its business.

Allison Transmission Holdings, Inc. was incorporated in Delaware on June 22, 2007. Our principal executive offices are located at One Allison Way, Indianapolis, IN 46222 and our telephone number is (317) 242-5000. Our internet address is www.allisontransmission.com. The contents of our website are not part of this prospectus.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believes,” “anticipates,” “plans,” “expects,” “should” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

•	risks related to our substantial indebtedness;

•	our participation in markets that are competitive;

•	the highly cyclical industries in which certain of our end users operate;

•	the failure of markets outside North America to increase adoption of fully-automatic transmissions;

•	the concentration of our net sales in our top five customers and the loss of any one of these;

•	future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending;

•	general economic and industry conditions;

•

the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation;

•	our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs;

•	risks associated with our international operations; and

•	labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers.

In addition, important factors included or incorporated in this prospectus and any accompanying prospectus supplement, particularly under the heading “Risk Factors,” among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. We do not undertake an obligation to update any forward-looking statements to reflect future events or circumstances.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by any selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that any of the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional securities from the selling stockholders; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the NYSE. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Our authorized capital stock consists of 1,880,000,000 shares of common stock, par value $0.01 per share, 20,000,000 shares of non-voting common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock and non-voting common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. ATI’s senior secured credit facility (the “Senior Secured Credit Facility”) and the indenture governing ATI’s senior cash pay notes due May 2019 (the “Senior Notes”) impose restrictions on our ability to declare dividends on our common stock. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock and non-voting common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Non-voting Common Stock

Holders of our non-voting common stock are not entitled to a vote for any share held of record on any matter submitted to a vote of the stockholders, including the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of non-voting common stock and common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. The Senior Secured Credit Facility and the indenture governing the Senior Notes impose restrictions on our ability to declare dividends on our non-voting common stock. The holders of non-voting common stock have no preferences or rights of exchange, pre-emption or other subscription rights; provided that shares of non-voting common stock automatically convert into voting common stock upon a sale pursuant to an effective registration statement or a resale under Rule 144 under the Securities Act (“Rule 144”). There are no redemption or sinking fund provisions applicable to the non-voting common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of non-voting common stock and common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The preferred stock, if issued, would have priority over the common stock and non-voting common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Our Board of Directors will have the authority without further stockholder authorization to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Amended and Restated Stockholders Agreement

Pursuant to the amended and restated stockholders agreement, Carlyle and Onex have certain rights to appoint directors to our Board of Directors. Pursuant to the amended and restated stockholders agreement, our Board of Directors consists of nine members, with Carlyle having the right to designate four of the board members (one of whom must be a member of the management of the Company and be a U.S. citizen eligible to be issued the requisite U.S. Department of Defense (“DOD”) personnel security clearance), Onex having the right to designate two of the board members and the Board of Directors (with the approval of the DOD) having the right to nominate three board members (all of whom must be independent of the Sponsors, satisfy the independence requirements of the Exchange Act and the NYSE rules and two of whom must also be U.S. citizens eligible to be issued the requisite DOD personnel security clearances).

The amended and restated stockholders agreement contains restrictions on the sale of shares under Rule 144 by the Sponsors, contains restrictions on transfers of certain shares held by our named executive officers, provides tag-along rights to the Sponsors and grants the Sponsors the right to cause Allison Holdings, at its own expense, to use its best efforts to register the securities held by such stockholders for public resale, in each case, subject to certain conditions and exceptions. In the event Allison Holdings registers any of its common stock, these stockholders will also have the right to require Allison Holdings to use its best efforts to include the securities held by them, subject to certain limitations, including as determined by the underwriters. The amended and restated stockholders agreement also requires Allison Holdings to indemnify the stockholders party to that agreement and their affiliates in connection with any such registration of our securities.

Allison Holdings has certain repurchase rights under the amended and restated stockholders agreement with respect to common stock and options to purchase common stock issued under Allison Holdings’ equity incentive plans and held by members of management for up to one year after the termination of any such individual’s employment with the Company, subject to extension upon the occurrence of certain events to be specified in the amended and restated stockholders agreement.

The amended and restated stockholders agreement will terminate upon the written agreement of Allison Holdings and the Sponsors.

Limitations on Directors’ Liability

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors which, in some cases, are broader than the specific indemnification provisions contained under Delaware law.

In addition, as permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

To the extent our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, our amended and restated bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	authorize the issuance of blank check preferred stock that our Board of Directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•

limit the ability of stockholders to remove directors only “for cause” if the Sponsors and their respective affiliates (other than Allison Holdings) collectively cease to own more than 50% of our common stock;

•

prohibit our stockholders from calling a special meeting of stockholders if the Sponsors and their respective affiliates (other than Allison Holdings) collectively cease to own more than 50% of our common stock;

•

prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders, if the Sponsors and their respective affiliates (other than Allison Holdings) collectively cease to own more than 50% of our common stock;

•	provide that the Board of Directors is expressly authorized to adopt, alter or repeal our bylaws;

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•	establish a classified Board of Directors, with three classes of directors; and

•

require the approval of holders of at least two-thirds of the outstanding shares of common stock to amend the bylaws and certain provisions of the certificate of incorporation if the Sponsors and their respective affiliates (other than Allison Holdings) collectively cease to own more than 50% of our common stock.

The foregoing provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we have elected not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”).

Listing

Our common stock is listed on the NYSE under the symbol “ALSN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$225,500
Fees and expenses of the transfer agent	$(1)(2)
Printing expenses	$(1)(2)
Legal fees and expenses	$(1)(2)
Accounting fees and expenses	$(1)(2)
Miscellaneous	$(1)(2)

Total	$(1)(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee is omitted because it will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, April 15, 2013.

Allison Transmission Holdings, Inc.

By:	/s/ Lawrence E. Dewey
Lawrence E. Dewey
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Graziosi and Eric Scroggins, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462 of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lawrence E. Dewey	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 15, 2013
Lawrence E. Dewey

/s/ David S. Graziosi	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2013
David S. Graziosi

/s/ Brian A. Bernasek	Director	April 15, 2013
Brian A. Bernasek

/s/ David Denison	Director	April 15, 2013
David Denison

/s/ Kosty Gilis	Director	April 15, 2013
Kosty Gilis

/s/ Gregory S. Ledford Gregory S. Ledford	Director	April 15, 2013

/s/ Seth M. Mersky Seth M. Mersky	Director	April 15, 2013

/s/ Thomas W. Rabaut Thomas W. Rabaut	Director	April 15, 2013

/s/ Francis Raborn Francis Raborn	Director	April 15, 2013

/s/ Richard V. Reynolds Richard V. Reynolds	Director	April 15, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Allison Transmission Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on April 26, 2012).

3.2	Amended and Restated Bylaws of Allison Transmission Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on April 26, 2012).

4.1	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed June 16, 2011).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.